UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         January 6, 2004
         Date of Report (Date of Earliest Event Reported)



                         AQUENTIUM, INC.
          (Name of small business issuer in its charter)

          Delaware                000-23402              11-2863244
  (State of incorporation)  (Commission file number)   (I.R.S. Employer
                                                       Identification No.)

                 31500 Grape Street, Suite 3401
                 Lake Elsinore, California 92532
             (Address of principal executive offices)

                          (909) 244-1988
                   (Issuer's telephone number)



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      In this current report references to "Aquentium," "we," "us," and "our"
refer to Aquentium, Inc.

                    FORWARD LOOKING STATEMENTS

     This current report contains certain forward-looking statements and any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Aquentium's control. These factors include, but are not limited to, economic conditions generally, Aquentium's successful completion of the acquisition discussed below and Aquentium's ability to fund the future operations of the acquired company.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

     On January 6, 2004, Aquentium, Inc.'s board of directors authorized an acquisition agreement to acquire Environmental Waste Management, Inc. ("Environmental Waste") as a wholly-owned subsidiary through a stock-for-stock exchange. Environmental Waste, a Nevada corporation, was incorporated on December 10, 2003. Environmental Waste is a development stage company and was formed to operate as a recycling company for styrofoam, plastics and other materials. Environmental Waste's business plan is to enter into joint venture relationships with small recycling companies. In December 2003 it entered into a joint venture agreement with a recycler; however, this joint venture has recently been delayed. There can be no assurance that the parties will perform the joint venture; but, in the meantime, Environmental Waste intends to begin operations in the Las Vegas, Nevada area.

Terms of The Agreement

     The agreement for the exchange of common stock, dated January 6, 2004, provides that Aquentium will issue an aggregate of 1,080,000 restricted shares of Aquentium common stock to the stockholders of Environmental Waste. The stockholders of Environmental Waste will exchange 100% of the outstanding common shares of Environmental Waste they hold for the Aquentium shares.

     The exchange agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company provided corporate documentation to the other for due diligence purposes. Also, Aquentium agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction. The agreement may be amended modified or discharged only by a written agreement signed by the party obligated to perform.

Tax Treatment

     The exchange of stock is intended to qualify as a tax-free reorganization in accordance with Section 368(B) of the Internal Revenue Code, as amended.
It is anticipated that Aquentium and Environmental Waste, or their respective stockholders, will not recognize gain or loss as a result of the exchange, and the tax basis of the Aquentium common stock received by Environmental Waste's stockholders will be the same as the tax basis of the Environmental Waste common stock surrendered. Aquentium and Environmental Waste have not sought, nor do they intend to seek, an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

Prior Relationships

     Our management has been seeking and evaluating business opportunities for the past year. The



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management of the companies began negotiations related to this business combination in December 2003, which lead to the final exchange agreement in January 2004.

Consideration for the Acquisition

     The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on representations made by Environmental Waste's management and other documents and information provided to Aquentium by Environmental Waste. Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of Environmental Waste. These factors included the agreements Environmental Waste had entered into, the future potential of Environmental Waste's business plan, and the potential benefit to the stockholders of Aquentium.

     Our board of directors determined that the consideration for the share exchange was reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, our stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

     The source of the consideration used by Aquentium to acquire
Environmental Waste was authorized but unissued common shares. The consideration used by the Environmental Waste's stockholders to acquire their interest in Aquentium were 100% of the issued and outstanding shares of Environmental Waste which they held.

Interests of Certain Persons

     Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between Aquentium or any of our directors, executive officers or their affiliates on the one hand, and Environmental Waste, or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial Statements.

     Environmental Waste had no operations prior to December 2003, therefore, audited financial statements of Environmental Waste will not be provided.

(b)     Pro Forma Financial Information.

     Environmental Waste had no operations prior to December 2003, therefore, pro forma financial information of Environmental Waste will not be provided.

(c)     Exhibits.

2.1 Agreement for the Exchange of Common Stock between Aquentium and Environmental Waste Management, Inc., dated January 6, 2004.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AQUENTIUM, INC.



                                       /s/ Mark T. Taggatz
Date: January 29, 2004             By: _____________________________________
                                       Mark T. Taggatz
                                       President, CEO, Secretary/Treasurer
                                       and Director

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